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Exhibit 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated April 12, 2000, relating to the financial statements and financial statement schedule of Cornerstone Properties Limited Partnership which appear in EOP Operating Limited Partnership's Current Report on Form 8-K dated July 5, 2000. We also consent to the reference to us under the heading "Experts" in such registration statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

New York, New York
August 10, 2000

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CONSENT OF INDEPENDENT ACCOUNTANTS